                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 5.1

Our ref        RJT\630408\2177971v7
Your ref





Agria Corporation                                                         Direct:    +852 2971 3007
Room 706, 7/F, Huantai Building, No. 12A                                  Mobile:    +852 9020 8007
South Street Zhongguancun                                                 E-mail:    richard.thorp@maplesandcalder.com
Haidian District, Beijing 100081
People's Republic of China


                                                                 18 October 2007




Dear Sirs

AGRIA CORPORATION

We have acted as Cayman Islands legal advisers to Agria Corporation (the "COMPANY") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), confidentially submitted with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on 16 July 2007 and as amended on 31 August 2007 and 4 October 2007, relating to the offering by the Company and the sale by the selling shareholders (the "SELLING SHAREHOLDERS") of certain American Depositary Shares representing the Company's Ordinary Shares of par value US$0.0000001 each (the "ORDINARY SHARES"). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.


1    DOCUMENTS REVIEWED


For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1 the Certificate of Incorporation dated 14 May 2007, the Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 22 June 2007, as amended on by an ordinary resolution passed on 15 August 2007 and the Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by special resolution passed on 5 October 2007 (the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

1.2  the register of members of the Company;


1.3  the written resolutions of the board of Directors dated 29 September 2007;


1.4 a certificate from a Director of the Company addressed to this firm dated 9 October 2007, a copy of which is attached hereto (the "DIRECTOR'S CERTIFICATE"); and


1.5  the Registration Statement.
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                                                                               2
2    ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate as to matters of fact without further verification and have relied upon the following assumptions, which we have not independently verified:

(i) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.


(ii) The genuineness of all signatures and seals.


3    OPINION

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:


3.1 The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands.


3.2 The authorised share capital of the Company is US$50,000 divided into (i) 499,900,000,000 ordinary shares of par value US$0.0000001 each and (ii) 100,000,000 preferred shares of par value US$0.0000001 each.


3.3 The issue and allotment of the Ordinary Shares has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.

3.4 Ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued as fully paid and non-assessable.

3.5 The statements under the caption "Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

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                                                                               3

4    QUALIFICATIONS


Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.


Yours faithfully




/s/  MAPLES and CALDER
MAPLES AND CALDER

                                AGRIA CORPORATION
                           PO Box 309GT, Ugland House
                        South Church Street, George Town,
                          Grand Cayman, Cayman Islands


Maples and Calder
1504 One International Finance Centre
1 Harbour View Street
Hong Kong
                                                                  9 October 2007

Dear Sirs

AGRIA CORPORATION (THE "COMPANY")

I, Gary Kim Ting Yeung, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalized terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 22 June 2007, as amended by ordinary resolutions passed on 15 August 2007 and the further amended and restated memorandum and articles of association as adopted conditionally on the IPO by a special resolution passed on 5 October 2007 remain in full force and effect and are otherwise unamended.

2 The written resolutions of Directors dated 29 September 2007 (the "DIRECTORS' RESOLUTIONS") were signed by all the Directors in the manner prescribed in the Articles of Association of the Company.

3 The written resolutions of the shareholders of the Company dated 5 October 2007 (this together with the Directors' Resolutions are referred to as "RESOLUTIONS") were signed by all the shareholders in the manner prescribed in the Articles of Association of the Company.

4 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law binding on the Company prohibiting it from entering into and performing its obligations under the Agreements.

5 The resolutions passed in the Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6 The ordinary shares held by the Selling Shareholders have been issued as fully paid.




                       Signature:   /s/ Gary Kim Ting Yeung
                                  ---------------------------
                                    Director